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                                                                    EXHIBIT 99.1

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                      PRELIMINARY - SUBJECT TO COMPLETION
                         PROXY -- MARINER ENERGY, INC.
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      2101 CITYWEST BOULEVARD, BUILDING 4, SUITE 900, HOUSTON, TEXAS 77042
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Scott D Josey, Rick G. Lester and Teresa G. Bushman, or any of them, with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of Mariner Energy, Inc.
held of record by the undersigned on                 ,      at the annual
meeting of stockholders to be held on             ,      , or at any adjournment
thereof, with all the powers the undersigned would have if personally present, as set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the annual meeting of stockholders or any adjournment or postponement of it.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                  (Continued and to be signed on reverse side)


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                              Mariner Energy, Inc.

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                           ANNUAL MEETING PROXY CARD
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The Board of Directors                                                                                FOR     WITHHOLD     ABSTAIN
recommends a vote FOR the following proposals:

1.    To adopt the Agreement and Plan of Merger, dated as of September 9, 2005, among Forest Oil      [ ]        [ ]          [ ]
      Corporation, SML Wellhead Corporation, Mariner Energy, Inc. and MEI Sub, Inc., and approve the merger provided for by the merger agreement, pursuant to which MEI Sub, Inc., a wholly-
      owned subsidiary of Mariner Energy, Inc., will merge with and into Forest Energy Resources,
      Inc., after which Forest Energy Resources, Inc. will become a wholly-owned subsidiary of
      Mariner Energy, Inc., as described in the accompanying proxy statement/prospectus-information statement, subject to the approval of the amendment to the Second Amended and Restated
      Certificate of Incorporation of Mariner Energy, Inc. described in proposal 2 below.

2.    To approve an amendment to the Second Amended and Restated Certificate of Incorporation of      [ ]        [ ]          [ ]
      Mariner Energy, Inc. to increase the number of authorized shares from 70 million shares of common stock and 20 million shares of preferred stock, to 180 million shares of common stock and 20 million shares of preferred stock, subject to completion of the merger described in proposal 1 above.

3.    To approve an amendment and restatement of the Mariner Energy, Inc. Stock Incentive Plan to     [ ]        [ ]          [ ]
      add 4.5 million shares of common stock to the plan, to extend the plan to October 12, 2015 and to limit the number of stock options or shares of restricted stock issuable under the plan to any individual to 2.85 million, subject to completion of the merger described in proposal 1 above.

4.    To grant to the proxyholders the authority to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval and adoption of the merger agreement and the merger if there are not sufficient votes for approval and adoption of the merger agreement and the merger at the annual meeting.

5.    Election of Directors

      The Board of Directors recommends a vote FOR the listed nominees.

01 -  Bernard Aronson (term will expire in 2009)                                                      [ ]        [ ]

02 -  John F. Greene (term will expire in 2007)                                                       [ ]        [ ]

03 -  John L. Schwager (term will expire in 2007)                                                     [ ]        [ ]

Please sign exactly as name(s) appear above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgment of receipt of the accompanying Proxy Statement/Prospectus-Information Statement.

If you wish to vote by telephone, you may do so by dialing toll-free [ ] and following the instructions given on the call. If you wish to vote by the Internet, you may do so at the
Web address [ ].

For address changes and/or comments, please check this box and write them on the back where           [ ]
indicated.


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Signature                            Date                        Signature (Joint Owners)             Date
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